                                                                    EXHIBIT 3.22

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          AHS RESEARCH AND REVIEW, LLC

                                 March 12, 2003

1. Formation......................................................................................      1
       1.1   Formation............................................................................      1

2. Name and Office................................................................................      1
       2.1   Name.................................................................................      1
       2.2   Principal Office.....................................................................      1

3. Purpose and Term...............................................................................      1
       3.1   Purpose..............................................................................      1
       3.2   Company's Power......................................................................      1
       3.3   Term.................................................................................      1

4. Capital........................................................................................      2
       4.1   Capital Structure....................................................................      2
       4.2   No Liability of Member...............................................................      2
       4.3   No Interest on Capital Contributions.................................................      2
       4.4   No Withdrawal of Capital.............................................................      2

5. Accounting.....................................................................................      2
       5.1   Books and Records....................................................................      2
       5.2   Fiscal Year..........................................................................      2

6. Bank Accounts..................................................................................      2
       6.1   Bank Accounts........................................................................      2

7. Net Income and Net Loss........................................................................      2
       7.1   Net Income and Net Loss..............................................................      2

8. Federal Income Tax Treatment...................................................................      3
       8.1   Tax Treatment........................................................................      3

9. Distributions..................................................................................      3

10. Board of Directors............................................................................      3
       10.1  General Powers.......................................................................      3
       10.2  Number, Election and Term............................................................      3
       10.3  Resignation of Directors.............................................................      3
       10.4  Removal of Directors by Member.......................................................      3
       10.5  Vacancy on Board of Directors........................................................      3
       10.6  Compensation of Directors............................................................      3
       10.7  Meetings.............................................................................      4
       10.8  Special Meetings.....................................................................      4
       10.9  Action Without Meetings..............................................................      4
       10.10 Notice of Meeting....................................................................      4
       10.11 Waiver of Notice.....................................................................      4

       10.12 Quorum and Voting....................................................................      4
       10.13 Chairman and Vice-Chairman of the Board of Directors.................................      5

11. Officers......................................................................................      5
       11.1  Officers Generally...................................................................      5
       11.2  Duties of Officers...................................................................      5
       11.3  Appointment and Term of Office.......................................................      5
       11.4  Resignation and Removal of Officers..................................................      5
       11.5  Contract Rights of Officers..........................................................      5
       11.6  Chairman of the Board of Directors...................................................      6
       11.7  President............................................................................      6
       11.8  Vice-President.......................................................................      6
       11.9  Treasurer............................................................................      6
       11.10 Secretary............................................................................      6
       11.11 Assistant Treasurers and Assistant Secretaries.......................................      7
       11.12 Compensation.........................................................................      7

12. Standard of Care of Directors and Officers; Indemnification...................................      7
       12.1  Standard of Care.....................................................................      7
       12.2  Indemnification......................................................................      7

13.  Management of the Institutional Review Board of Directors....................................      8
       13.1  Institutional Review Board...........................................................      8
       13.2  Policies and Procedures of the IRB...................................................      9
       13.3  Chief Research Officer...............................................................      9
       13.4  Amendment............................................................................      9

14.  Other Activities; Related Party Transactions.................................................      9
       14.1  Other Activities.....................................................................      9
       14.2  Related Party Transactions...........................................................      9

15.  Member.......................................................................................     10
       15.1  Member Voting........................................................................     10

16.  Dissolution..................................................................................     10
       16.1  Dissolution..........................................................................     10
       16.2  Sale of Assets Upon Dissolution......................................................     10
       16.3  Distributions Upon Dissolution.......................................................     10

17.  Withdrawal, Assignment and Addition of Member................................................     10
       17.1  Assignment of a Member's Units.......................................................     10
       17.2  Bankruptcy, Dissolution, Etc. of Member..............................................     10
       17.3  Certificates for Units...............................................................     10

18.  General......................................................................................     11

       18.1  Amendment............................................................................     11
       18.2  Captions; Section References.........................................................     11
       18.3  Number and Gender....................................................................     11
       18.4  Severability.........................................................................     11
       18.5  Binding Agreement....................................................................     11
       18.6  Applicable Law.......................................................................     11
       18.7  Entire Agreement.....................................................................     11

                            GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                                                SECTION
Act.......................................................................................       1.1
Affiliate.................................................................................      14.1
Agreement.................................................................................  Preamble
Chairman..................................................................................     10.13
Company...................................................................................       1.1
Fiscal Year...............................................................................       5.2
IRB.......................................................................................      13.1
Liability.................................................................................   12.2(a)
Member....................................................................................  Preamble
Units.....................................................................................       4.1

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          AHS RESEARCH AND REVIEW, LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") is made as of the 12th day of March, 2003, by AHS Management Company, Inc. a Tennessee corporation ("Member").

         1. FORMATION.

                  1.1 FORMATION. The Member does hereby form a limited liability company (the "Company") pursuant to the provisions of the New Mexico Limited Liability Company Act ("Act").

         2. NAME AND OFFICE.

                  2.1 NAME. The name of the Company shall be AHS Research and Review, LLC.

                  2.2 PRINCIPAL OFFICE. The principal office of the Company shall be at One Burton Hills Boulevard, Suite 250, Nashville, Tennessee 37215, or at such other place as shall be determined by the Board of Directors in accordance with the provisions of the Act. The books of the Company shall be maintained at such registered place of business or such other place that the Board of Directors shall deem appropriate. The Company shall designate an agent for service of process in New Mexico in accordance with the provisions of the Act. The Board of Directors shall maintain, at the Company's principal office, those items referred to in section 53-19-19 of the Act.

         3. PURPOSE AND TERM.

                  3.1 PURPOSE. The purposes of the Company are as follows:

                           (a) To establish and provide administrative and
financial support to an institutional review board that will be available to facilities affiliated with Ardent Health Services, LLC.

                           (b) To engage in such other lawful activities in
which a limited liability company may engage under the Act as is determined by the Member from time to time.

                           (c) To do all other things necessary or desirable in
connection with the foregoing, or otherwise contemplated in this Agreement.

                  3.2 COMPANY'S POWER. In furtherance of the purpose of the Company as set forth in Section 3.1, the Company shall have the power to do any and all things whatsoever necessary, appropriate or advisable in connection with such purpose, or as otherwise contemplated in this Agreement.

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                  3.3 TERM. The term of the Company shall commence as of the date of the filing of a Certificate of Formation with the New Mexico Public Regulation Commission, and shall continue until dissolved in accordance with
Section 16.

         4. CAPITAL.

                  4.1 CAPITAL STRUCTURE. The total number of units ("Units"), which the Company is initially authorized to issue, is 1,000 Units. The Member shall contribute to the capital of the Company $1,000.00 cash in exchange for 1,000 Units of the Company.

                  4.2 NO LIABILITY OF MEMBER. Except as otherwise specifically provided in the Act, the Member shall not have any personal liability for the obligations of the Company.

                  4.3 NO INTEREST ON CAPITAL CONTRIBUTIONS. The Member shall be entitled to interest on any capital contributions made to the Company.

                  4.4 NO WITHDRAWAL OF CAPITAL. The Member shall be entitled to withdraw any part of the Member's capital contributions to the Company, except as provided in Section 16. The Member shall be entitled to demand or receive any property from the Company other than cash, except as otherwise expressly provided for herein.

         5. ACCOUNTING.

                  5.1 BOOKS AND RECORDS. The Company shall maintain full and accurate books of the Company at the Company's principal place of business, or such other place as the Board of Directors shall determine, showing all receipts and expenditures, assets and liabilities, net income and loss, and all other records necessary for recording the Company's business and affairs. Upon reasonable request from the Member, such books and records shall be open to the inspection and examination by the Member in person or by the Member's duly authorized representatives during normal business hours and may be copied at the Member's expense.

                  5.2 FISCAL YEAR. The fiscal year of the Company shall be the calendar year ("Fiscal Year").

         6. BANK ACCOUNTS.

                  6.1 BANK ACCOUNTS. All funds of the Company shall be deposited in its name into such checking, savings and/or money market accounts or time certificates as shall be designated by the Board of Directors. Withdrawals therefrom shall be made upon such signature or signatures as the Board of Directors may designate. Company funds shall not be commingled with those of any other person or entity.

         7. NET INCOME AND NET LOSS.

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                  7.1 NET INCOME AND NET LOSS. All net income or net loss of the
Company shall be for the account of the Member.

         8. FEDERAL INCOME TAX TREATMENT.

                  8.1 TAX TREATMENT. It is the intention of the Member that for Federal, state and local income tax purposes the Company be disregarded as an entity separate from the Member in accordance with the provision of Treas. Reg. 301.7701-2(c)(2)(i) and 301.7701-3(b)(l)(ii). The Member shall take all actions which may be necessary or required in order for the Company to be so disregarded for income tax purposes.

         9. DISTRIBUTIONS. The Board of Directors shall determine whether distributions shall be made to the Member or whether the cash of the Company shall be reinvested for Company purposes.

         10. BOARD OF DIRECTORS.

                  10.1 GENERAL POWERS. All powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, its Board of Directors.

                  10.2 NUMBER, ELECTION AND TERM. The Board of Directors shall consist of not less than one, nor more than seven individuals, the exact number of which shall be determined by the Member from time to time. A decrease in the number of directors shall not shorten an incumbent director's term. Each director shall hold office until the director resigns or is removed. Despite the expiration of a director's term, such director shall continue to serve until the director's successor is elected and qualifies, until there is a decrease in the number of directors or the director is removed.

                  10.3 RESIGNATION OF DIRECTORS. A director may resign at any time by delivering written notice to the Board of Directors, its Chairman (as hereinafter defined), if any, or the Company. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

                  10.4 REMOVAL OF DIRECTORS BY MEMBER. A director may be removed by the Member with or without cause.

                  10.5 VACANCY ON BOARD OF DIRECTORS. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the Board of Directors shall fill the vacancy, and if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

                  10.6 COMPENSATION OF DIRECTORS. The Board of Directors may fix the compensation of directors. No such compensation shall preclude any director from serving the Company in any other capacity and from receiving compensation therefor.

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                  10.7 MEETINGS. The Board of Directors may hold regular or
special meetings in or out of the State of New Mexico. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

                  10.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by, or at the request of, the Chairman, if any, or the chief executive officer of the Company. All special meetings of the Board of Directors shall be held at the principal office or such other place as may be specified in the notice of the meeting.

                  10.9 ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by the number of directors whose vote would be necessary to approve the action at a meeting of the Board of Directors at which all directors were present. The action shall be evidenced by one or more written consents describing the action taken, signed by the directors taking the action, and delivered to the Company for inclusion in the minutes or for filing with the Company records reflecting the action taken. Action taken under this Section
10.9 shall be effective when the last director signs the consent, unless the consent specifies a different effective date. Prompt notice of the taking of such action by less than unanimous written consent shall be given to those directors who have not consented in writing.

                  10.10 NOTICE OF MEETING. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors shall be preceded by at least two days notice of the date, time and place of the meeting. The notice shall not be required to describe the purpose of the special meeting.

                  10.11 WAIVER OF NOTICE. A director may waive any notice required by this Agreement before or after the date and time stated in the notice. Except as otherwise provided in this Section 10.11, the waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or Company records. A director's attendance at or participation in a meeting shall waive any required notice to such director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                  10.12 QUORUM AND VOTING. A majority of the number of directors fixed by, or determined in accordance with, this Agreement shall constitute a quorum of the Board of Directors. If a quorum is present, an affirmative vote by a majority of the number of directors present shall constitute an act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when action is taken shall be deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting or (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting or the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting.

The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

                  10.13 CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may appoint one of its members Chairman of the Board of Directors ("Chairman"). The Board of Directors may also appoint one of its members as Vice-Chairman of the Board of Directors, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned to such person by the Board of Directors.

         11. OFFICERS.

                  11.1 OFFICERS GENERALLY. The Company shall have the officers appointed by the Board of Directors in accordance with this Agreement. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. The same individual may simultaneously hold more than one office in the Company. Section 11.10 delegates to the Secretary, if such office be created and filled, the required responsibility of preparing minutes of the directors' and Member's meetings and for authenticating records of the Company. If such office shall not be created and filled, then the Board of Directors shall delegate to one of the officers of the Company such responsibility.

                  11.2 DUTIES OF OFFICERS. Each officer of the Company shall have the authority and shall perform the duties set forth in this Agreement for such office or, to the extent consistent with this Agreement, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

                  11.3 APPOINTMENT AND TERM OF OFFICE. The officers of the Company shall be appointed by the Board of Directors. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until such officer's successor shall be duly appointed or until the officer's death or until the officer shall resign or shall have been removed in the manner hereinafter provided.

                  11.4 RESIGNATION AND REMOVAL OF OFFICERS. An officer may resign at any time by delivering notice to the Company. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause.

                  11.5 CONTRACT RIGHTS OF OFFICERS. Appointment of an officer or agent shall not of itself create contract rights. An officer's removal shall not affect the officer's contract rights, if any, with the Company. An officer's resignation shall not affect the Company's contract rights, if any, with the officer.

                  11.6 CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman, if that office be created and filled, may, at the discretion of the Board of Directors, be the chief executive officer of the Company and, if such, shall, in general, supervise and control the affairs and business of the Company, subject to control by the Board of Directors. The Chairman shall preside at all meetings of the Member and the Board of Directors.

                  11.7 PRESIDENT. The President, if that office be created and filled, shall be the chief executive officer of the Company, unless a Chairman is appointed and designated chief executive officer pursuant to Section 11.6. If no Chairman has been appointed or, in the absence of the Chairman, the President shall preside at all meetings of the Member. The President may sign certificates for Units, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed. The President shall, in general, perform all duties incident to the office of President of a New Mexico company and such other duties as may be prescribed by the Board of Directors or the Chairman from time to time. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Company to attend, act and vote in person or by proxy at any meetings of shareholders of any company in which the Company may hold stock, and at any such meeting shall hold and may exercise all rights incident to the ownership of such stock which the Company, as owner, would have had and could have exercised if present. The Board of Directors may confer like powers on any other person or persons.

                  11.8 VICE-PRESIDENT. In the absence of the President, or in the event of the President's death, inability or refusal to act, the Vice-President (or, in the event there be more than one Vice-President, the Vice-Presidents in order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), if that office be created and filled, shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice-President may sign, with the Secretary or an assistant secretary, certificates for Units and shall perform such other duties as from time to time may be assigned to such person by the Chairman, the President or by the Board of Directors.

                  11.9 TREASURER. The Treasurer, if that office be created and filled, shall have charge and custody of, and be responsible for, all funds and securities of the Company, receive and give receipts for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of Section 6.1, and in general, perform all the duties incident to the office of Treasurer of a New Mexico company and such other duties as from time to time may be assigned to such person by the Chairman, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of such officer's duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                  11.10 SECRETARY. The Secretary, if that office be created and filled, shall keep the minutes of the Member's meetings and of the Board of Directors meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of this

Agreement or as required by law, be custodian of the Company records and of the seal, if any, of the Company, be responsible for authenticating records of the Company, keep a register of the mailing address of the Member, which shall be furnished to the Secretary by the Member, sign with the President or a Vice-President certificates for Units, have general charge of the transfer books of the Company, and, in general, perform all duties incident to the office of Secretary of a New Mexico company and such other duties as from time to time may be assigned to such person by the Chairman, the President or the Board of Directors.

                  11.11 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

                           (a) ASSISTANT TREASURER. The Assistant Treasurer, if
that office be created and filled, shall, if required by the Board of Directors, give bond for the faithful discharge of such officer's duty in such sum and with such surety as the Board of Directors shall determine.

                           (b) ASSISTANT SECRETARY. The Assistant Secretary, if
that office be created and filled, and if authorized by the Board of Directors, may sign, with the President or Vice-President, certificates for Units.

                           (c) ADDITIONAL DUTIES. The Assistant Treasurers and
Assistant Secretaries, in general, shall perform such additional duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman, the President or the Board of Directors.

                  11.12 COMPENSATION. The compensation of the officers of the Company shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the Company.

         12. STANDARD OF CARE OF DIRECTORS AND OFFICERS; INDEMNIFICATION.

                  12.1 STANDARD OF CARE. The directors and officers of the Company shall not be liable, responsible or accountable in damages to the Member or the Company for any act or omission on behalf of the Company performed or omitted by them in good faith and in a manner reasonably believed by them to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

                  12.2 INDEMNIFICATION.

         (a) To the fullest extent permitted by the Act, the Company shall indemnify each director or officer of the Company against reasonable expenses (including reasonable attorneys' fees), judgments, taxes, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (collectively "Liability"), incurred by such person in connection with defending any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) to which such person is , or is threatened to be made, a party because such person is or was a director or officer, partner, member, employee or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, provided that (i) the director or officer acted in good faith and in a manner reasonably believed by the director or officer to be in the best interests of the Company or, in the case of an employee benefit plan, the interests of the participants and beneficiaries, (ii) in the case of a criminal proceeding, the director or officer had no reasonable cause to believe the conduct unlawful, (iii) in connection with a proceeding brought by or in the right of the Company, the officer or director was not adjudged liable to the Company, and (iv) the officer or director was not adjudged liable in a proceeding charging improper personal benefit. A director or officer shall be considered to be serving an employee benefit plan at the Company's request if such person's duties to the Company also impose duties on or otherwise involve services by such person to the plan or to participants in or beneficiaries of the plan.

         (b) To the fullest extent authorized or permitted by the Act, the Company shall pay or reimburse reasonable expenses (including reasonable attorneys' fees) incurred by a director or officer who is a party to a proceeding in advance of final disposition of such proceeding if:

                                    (1) The director or officer furnishes the
         Company a written affirmation of his good faith belief that he has met the standard of conduct described in Section 12.2(a);

                                    (2) The director or officer furnishes the
         Company a written undertaking, executed personally or on the director's or officer's behalf, to repay the advance if it is ultimately determined that the director or officer did not meet the standard of conduct. Such undertaking shall be an unlimited general obligation of the director or officer, but shall not be required to be secured and may be accepted without reference to financial ability to make repayment.

                                    (3) A determination is made that the facts
         then known to those making the determination would not preclude indemnification under the provisions of this Section 12.2.

         (c) The indemnification against Liability and advancement of expenses provided by, or granted pursuant to, this Section 12.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any agreement, action of the Member or disinterested directors or otherwise, both as to action in their official Capacity and as to action in another capacity while holding such office of the Company, shall continue as to a person who has ceased to be a director or officer of the Company, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (d) Any repeal or modification of this Section 12.2 by the Member shall not adversely affect any right or protection of a director or officer of the Company under this Section 12.2 with respect to any act or omission occurring prior to the time of such repeal or modification.

         13. MANGEMENT OF THE INSTITUTIONAL REVIEW BOARD

                  13.1 INSTITUTIONAL REVIEW BOARD. The Board of Directors, by resolution adopted by the greater of a majority of all directors in office when the action is taken, or the number of directors required to take action under
Section 10.12, shall create an Institutional Review Board ("IRB"), that shall offer IRB services to human subject research projects intended to be conducted at or by an Ardent Health Services-affiliated facility, in accordance with all applicable federal and state regulations.

                  13.2 IRB POLICIES AND PROCEDURES. The IRB shall conduct its activities in accordance with applicable regulations and the policies and procedures of the IRB as approved by the Chair of the IRB and the Chief Research Officer of the Company. The IRB policies and procedures shall be available to all investigators seeking IRB review, and shall describe the IRB's composition, procedures for applications to the IRB, rules for the conduct and recording of meetings, the criteria for approving human subject research, methods for identifying local issues of importance to potential research subjects, and such other matters as are relevant to the protection of human subjects.

                  13.3 CHIEF RESEARCH OFFICER. The Board of Directors shall select and employ a competent and experienced Chief Research Officer who shall serve as the IRB Institutional Official and be its direct representative in the management and operations of the Company.

                  13.4 AMENDMENT. This Section of the Limited Liability Agreement shall not be amended, modified or repealed without consent of the Member.

         14. OTHER ACTIVITIES; RELATED PARTY TRANSACTIONS.

                  14.1 OTHER ACTIVITIES. The directors and officers shall devote such of their time to the affairs of the Company's business, as they shall deem necessary. The Member, directors, officers and their Affiliates (as hereinafter defined) may engage in, or possess an interest in, other business ventures of any nature and description, independently or with others, provided such activities are not directly competitive with those of the Company. Neither the Company nor the Member shall have any rights by virtue of this Agreement in and to such independent ventures, or to the income or profits derived therefrom. The Member shall not be obligated to present any particular noncompeting business opportunity of a character which, if presented to the Company, could be taken by the Company and the Member and their Affiliates shall not have the right to take for their own account, or to recommend to others, any such particular business opportunity to the exclusion of the Company and the Member. For purposes of this Agreement, the term "Affiliate" shall mean any person, corporation, partnership, limited liability company, trust or other entity (directly or indirectly) controlling, controlled by, or under common control with, the Member or Ardent Health Services.

                  14.2 RELATED PARTY TRANSACTIONS. The fact that a director, officer or their Affiliates are directly or indirectly interested in or connected with any person, firm or company employed by the Company to render or perform a service, or to or from whom the Company may purchase, sell or lease property, shall not prohibit the Company from employing such person, firm or company or from otherwise dealing with him or it, and neither the Company, nor the Member, shall have any rights in or to any income or profits derived therefrom. All such dealings with a director or such director's Affiliates will be on terms, which are competitive and comparable with amounts charged by independent third parties.

         15. MEMBER.

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                  15.1 MEMBER VOTING. Whenever a vote of the Member is required under this Agreement, such vote may be taken at a meeting of the member or by a writing signifying the consent to the Member. At a meeting of the Member, the Member may vote by proxy.

         16.  DISSOLUTION.

                  16.1 DISSOLUTION. Except as otherwise provided in the Act, the Company shall dissolve upon the decision of the Member to dissolve the Company. Dissolution of the Company shall be effective upon the date specified in the Member's resolution, but the Company shall not terminate until the ongoing research approved by the IRB is concluded or another qualified IRB agrees to assume the role of approving IRB for these research activities, and the assets of the Company shall have been distributed as provided in Section 16.3. Notwithstanding dissolution of the Company, prior to the liquidation and termination of the Company, the Company shall continue to be governed by this Agreement.

                  16.2 SALE OF ASSETS UPON DISSOLUTION. Following the dissolution of the Company, the Company shall be wound up and the Board of Directors shall determine whether the assets of the Company are to be sold or whether some or all of such assets are to be distributed to the Member in kind in liquidation of the Company.

                  16.3 DISTRIBUTIONS UPON DISSOLUTION. Upon the dissolution of the Company, the properties of the Company to be sold shall be liquidated in orderly fashion and the proceeds thereof, and the property to be distributed in kind, shall be distributed as follows:

                           (a) First, to the payment and discharge of all of the
Company's debts and liabilities, to the necessary expenses of liquidation and to the establishment of any cash reserves which the Board of Directors determines to create for unmatured and/or contingent liabilities or obligations of the Company.

                           (b) Second, to the Member.

         17.  WITHDRAWAL, ASSIGNMENT AND ADDITION OF MEMBERS.

                  17.1 ASSIGNMENT OF A MEMBER'S UNITS. The Member may freely sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Member's Units. The transferor of the Units shall automatically become a substitute Member in the place of the Member.

                  17.2 BANKRUPTCY, DISSOLUTION, ETC. OF MEMBER. Upon the occurrence of any of the events set forth in Section 53-19-38B of the Act with respect to the Member, the successor-in-interest of the Member shall automatically become a substitute Member in place of the Member.

                  17.3 CERTIFICATES FOR UNITS. Certificates representing Units shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, if such offices be created and filled, or

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signed by two officers designated by the Board of Directors to sign such certificates. The signature of such officers upon such certificates may be signed manually or by facsimile. All certificates for Units shall be consecutively numbered. The name of the person owning the Units represented thereby, with the number of Units and date of issue, shall be entered on the books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of Units shall have been surrendered and canceled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Company as the Board of Directors may prescribe.

         18. GENERAL.

                  18.1 AMENDMENT. This Agreement may be modified or amended from time to time only upon the consent of the Member.

                  18.2 CAPTIONS; SECTION REFERENCES. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof. All references herein to Sections shall refer to Sections of this Agreement unless the context clearly requires otherwise.

                  18.3 NUMBER AND GENDER. Unless the context otherwise requires, when used herein, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require.

                  18.4 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, entity or circumstances, shall be invalid or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to other persons, entities or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  18.5 BINDING AGREEMENT. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective executors, administrators, heirs, successors and assigns.

                  18.6 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Mexico without regard to its conflict of laws rules.

                  18.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement with respect to the subject matter hereof.

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         IN WITNESS WHEREOF, the Member has duly executed this Agreement as of the date and year first written above.

                                                 AHS MANAGEMENT COMPANY, INC.

                                                 By: /s/ [ILLEGIBLE]
                                                     ---------------------------

                                                 Title: Sr. Vice President

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